UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported):
June 29, 2007

PINNACLE AIRLINES CORP.

(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization) Delaware	(Commission File Number) 001-31898	(I. R. S. Employer Identification No.) 03-0376558

(Address of principal executive offices) 1689 Nonconnah Blvd, Suite 111 Memphis, TN	(Zip Code) 38132

     Registrant’s telephone number, including area code
(901) 348-4100

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) unde r the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On June 29, 2007, Pinnacle Airlines, Inc., a wholly owned subsidiary of Pinnacle Airlines Corp. (together, “Pinnacle”), sold its last remaining portion of its stipulated unsecured claim against Northwest Airlines, Inc. and certain of its affiliates (“Northwest”), an aggregate claim amount of $42.5 million, to Goldman Sachs Credit Partners L.P. (“Goldman”) for a net purchase price of approximately $27.7 million. Under the assignment agreement, Goldman received the 940,785 shares of new Northwest common stock that Pinnacle had previously received in respect of the assigned portion of the stipulated claim, and will receive all future distributions made in respect of the assigned portion of the stipulated claim pursuant to Northwest’s plan of reorganization.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP. (Registrant)
By:	/s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer

July 2, 2007